UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 26, 2012 (Date of earliest event reported)
Asure Software, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

110 Wild Basin Rd , Suite 100, Austin, TX (Address of principal executive offices)		78746 (Zip Code)
512-437-2700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 26, 2012.  The stockholders considered four proposals, each of which is described in detail in its proxy statement, which was filed with the Securities and Exchange Commission on May 23, 2012.  The proposals voted upon and the results of those votes were the following:

Proposal 1: To elect five directors to the board of directors to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
David Sandberg	1,467,687	131,794	2,823,953
Patrick Goepel	1,192,721	406,760	2,823,953
Adrian Pertierra	1,493,617	105,864	2,823,953
Matthew Behrent	1,459,704	139,777	2,823,953
J. Randall Waterfield	1,493,557	105,924	2,823,953

Proposal 2: To ratify the Audit Committee’s appointment of Ernst & Young LLP, independent registered public accountants, as our independent auditors for the year ending December 31, 2012

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
4,381,952	11,007	30,475	0

Proposal 3: To approve an amendment to the Company’s 2009 Equity Incentive Plan to increase the number of shares reserved under the plan from 525,000 to 900,000

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
1,148,403	445,672	5,406	2,823,953

Proposal 4: To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized Common Stock shares from 6,500,000 to 11,000,000

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
4,049,287	337,444	36,629	74

  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: July 2, 2012	By:	/s/ David Scoglio
David Scoglio
Chief Financial Officer